UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

GRYPHON GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N. Nevada Street
Carson City, Nevada 89703
(Address of principal executive offices)  (Zip Code)

 (604) 261-2229
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Form 8-K/A is filed as an amendment (“Amendment No. 3”) to the Current Report on Form 8-K filed by Gryphon Gold Corporation (the “Registrant”) with the United States Securities and Exchange Commission (the “SEC”) on April 24, 2012, the Current Report on Form 8-K/A filed by the Registrant with the SEC on June 29, 2012 and the Current Report on Form 8-K/A filed on July 2, 2012 (collectively, the “Form 8-K”).  The purpose of this Amendment No.3 is to refile Exhibit 4.1, the Senior Secured Gold and Silver Supply Agreement, dated April 18, 2012, and to also refile Exhibit 10.2, the Gold and Silver Supply Agreement, dated April 18, 2012, to conform such exhibits to respond to comments received from the staff of the SEC on the confidential treatment request filed by the Registrant with respect to Exhibit 4.1 and Exhibit 10.2.  Confidential treatment has been requested for certain portions of the exhibits.  Omitted portions have been filed separately with the SEC.  There are no other changes to the disclosure in the Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On April 18, 2012, the Registrant entered into a senior secured gold stream credit agreement (“Credit Agreement”) with Borealis Mining Company, a wholly owned subsidiary of the Registrant (“Borealis”), each person that executes a guarantee from time to time, and Waterton Global Value, L.P. (“Waterton”), by its Investment Manager, Altitude Management Ltd.  The Credit Agreement provides for a $15,000,000 senior secured non-revolving credit facility (“Senior Facility”) that the Registrant may use to (i) repay the sum of $1.5 million advanced to the Registrant by Waterton pursuant to a bridge loan agreement entered into on March 20, 2012 (“Bridge Facility”), as reported on Current Report on Form 8-K as filed with the SEC on March 26, 2012, (ii) prepay the Registrant’s $3 million 10% subordinated secured notes due July 28, 2012  and $4.5 million 10% subordinated secured notes due November 22, 2012 (“Existing Notes”), and (iii) develop the Registrant’s Borealis property.

Pursuant to the terms of the Credit Agreement, amounts drawn down will be repayable in 12 equal monthly payments commencing on the 13th month after the first draw down. The amount of monthly repayments will be based on a formula using 80% of the gold spot price as the value of the gold (or cash equivalent) to be delivered to Waterton.  On each repayment date, the Registrant may pay the amount in gold to Waterton’s gold account, or, if requested by Waterton, pay the amount in cash.  The Senior Facility bears an interest rate at 5% per annum.  The Senior Facility is subject to a non-refundable structuring fee equal to 1% of $15,000,000 paid to Wateron on April 18, 2012, and additional non-refundable structuring fees equal to 1% of the amount of each advance under the Credit Agreement, to be paid by the Registrant on the date of such advance.  Each advance under the Credit Agreement will be in an amount not less than $1,000,000.  The full $15,000,000 was advanced to the Registrant on April 19, 2012.

The Registrant may prepay the aggregate principal amount advanced and owing under the Credit Agreement at any time on five business days prior written notice to Waterton.  If the prepayment is of the entire outstanding amount of the aggregate principal amount advanced and owing, the Registrant will pay to Waterton an amount in cash based on a formula using 80% of the gold spot price, along with any accrued or unpaid interest and other fees.  The remaining monthly repayment amounts will be reduced accordingly in a manner determined by Waterton acting reasonably and in its sole discretion.

The Credit Agreement contains certain negative covenants which prevent the Registrant from carrying out certain actions, including incurring specified debt and liens, entering into any change of control, disposing of assets or properties, or declaring distributions.  Upon the occurrence of a continuing event of default as defined under the Credit Agreement (including a change of control as defined), Waterton may terminate the Senior Facility and require the Registrant to repay the aggregate principal amount advanced and owing under the Credit Agreement in full, in cash equal to an amount based on a formula using 80% of the gold spot price.  Together with the repayment of such amount, the Registrant will be required to simultaneously pay Waterton any accrued and unpaid interest and all other fees, charges and costs and other amounts payable under the Credit Agreement.

Gold and Silver Supply Agreement

In connection with the Senior Facility, on April 18, 2012, the Registrant entered into a gold and silver supply agreement  (“Gold and Silver Supply Agreement”) with Waterton, pursuant to which Waterton has a right to purchase all of the gold and silver production from the Borealis property based on market rates.  The Gold and Silver Supply Agreement is effective as of the closing date of the Senior Facility, and remains effective until operations on the Borealis property cease.  The Gold and Silver Supply Agreement supersedes the gold and silver supply agreement with Waterton entered into on March 20, 2012.

Supplemental Indentures

As reported on the Registrant’s Current Report on Form 8-K filed with the SEC on March 26, 2012, the Registrant obtained the consent of more than 66⅔% of the holders (in value) of the Existing Notes to supplement and amend the relevant trust indentures (the “Indentures”) to allow the Registrant to proceed with the Bridge Facility and the Senior Facility, subject to repayment of the Existing Notes upon draw down of the Senior Facility.

The Registrant and Computershare Trust Company of Canada (“Trustee”) entered into supplemental indentures to supplement the Note Indenture dated July 27, 2011 and the Note Indenture dated November 22, 2011 (the “Supplemental Indentures”).

The Registrant provided notice to the Trustee and holders of Existing Notes informing them that the Existing Notes will be prepaid in full effective May 4, 2012, in accordance with the terms of the Indentures, as amended by the Supplemental Indentures.

The foregoing descriptions of the Credit Agreement, and the Gold and Silver Supply Agreement are qualified in their entirety by the copies of each, which are filed as Exhibits to this Current Report on Form 8-K and which are hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

As set forth under Item 1.01 of this Current Report on Form 8-K, which information is incorporated by reference in response to this Item 2.03, on April 18, 2012, the Registrant entered into the Senior Facility to prepay the Bridge Facility, the Existing Notes, and fund the operations of the Borealis property.

Item 3.02	Unregistered Sale of Equity Securities.

As set forth under item 1.01 of this Current Report on Form 8-K, which information is incorporated by reference in the response to this Item 3.02, on April 18, 2012, the Registrant issued the following warrants:

(a)
An aggregate of 14,062,500 share purchase warrants were issued to Waterton in connection with the Senior Facility.  Each warrant is exercisable at a price of C$0.16 to acquire one common share in the capital share of the Registrant and expire three years from the date of issuance.

The warrants were issued pursuant to an exemption from registration in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 903 of Regulation S under the Securities Act.

Item 9.01	Exhibits.

Exhibit	Description
4.1	Senior Secured Gold Stream Credit Agreement, dated April 18, 2012(1)
4.2	Form of Series T Warrant(2)
10.2	Gold and Silver Supply Agreement, dated April 18, 2012(1)

(1) Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with *[REDACTED]. This exhibit has been filed separately with the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Act of 1934, as amended.

(2) Previously filed and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION. (Registrant)

Dated: August 3, 2012	By: /s/ James O’Neil
James O’Neil Interim Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
4.1	Senior Secured Gold Stream Credit Agreement, dated April 18, 2012(1)
4.2	Form of Series T Warrant(2)
10.2	Gold and Silver Supply Agreement, dated April 18, 2012(1)

(1) Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with *[REDACTED]. This exhibit has been filed separately with the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Act of 1934, as amended.

(2) Previously filed and incorporated herein by reference.